MEDIA CONTACT: Donna Weaver, VP Corp. Comm.,314.576.3391, or donna.weaver@kellwood.com.	FINANCIAL CONTACT: Roger D. Joseph, VP Treasurer & IR, 314.576.3437, or roger_joseph@kellwood.com. W. Lee Capps III, Chief Operating Officer & CFO, 314.576.3486, or wlc@kellwood.com.

KELLWOOD REPORTS FIRST QUARTER RESULTS EXCEEDING PREVIOUS GUIDANCE

EARNING GUIDANCE FOR THE YEAR INCREASED

REGULAR QUARTERLY DIVIDEND DECLARED

ST. LOUIS, MO., June 1, 2006 – Kellwood Company [NYSE:KWD] today reported results for the first quarter ended April 29, 2006, according to Robert C. Skinner, Jr., chairman, president and chief executive officer.

First Quarter

Net sales for the first quarter totaled $516.9 million, as compared to $553.5 million last year. Net earnings from continuing operations for the first quarter were $2.2 million, or $0.09 per diluted share, versus $15.1 million, or $0.54 per diluted share, last year. Included in net earnings from continuing operations for the current quarter were restructuring and related non-recurring costs of $2.9 million (after tax), or $0.11 per diluted share associated with the Company’s earlier announced strategic initiatives.

Total net earnings for the first quarter were $9.2 million, or $0.36 per diluted share, versus $11.8 million, or $0.42 per diluted share, last year. Included in total net earnings for the first quarter were net earnings from discontinued operations of $7.0 million, or $0.27 per diluted share, versus a net loss of $3.3 million, or $0.12 per diluted share, last year. Results of discontinued operations in the first quarter include a $6.3 million reversal of allowances for tax exposures no longer deemed necessary.

For the first quarter, on an ongoing basis, (continuing operations excluding the restructuring and related non-recurring charges), net sales were $516.9 as compared to $553.5 million last year and previous guidance of $480 million. Net earnings were $5.1 million, or $0.20 per diluted share, compared to $15.1 million, or $0.54 per share last year, exceeding previous guidance of $4.0 million, or $0.15 per share. Included in the net earnings for the current quarter is $2.9 million before tax, $1.9 million after tax, or $0.08 per diluted share, of stock option expense related to the adoption of FAS 123R “Share Based Payment”, a new accounting pronouncement requiring the expensing of stock-based compensation.

Net earnings and earnings per share were below last year due to lower sales and a decrease in gross profit as a percent of sales. Sales were lower, as planned, due to consolidations at retail and decreased orders for certain brands which have recently had sub par performance at retail. We have been in the process of repositioning and revitalizing these brands. We have upgraded the management, improved business processes, and look forward to better profitability in the second half. Gross margins in the current quarter were below last year due to intense competitive pricing and actions taken to move seasonal inventory. We ended the quarter with inventory levels in balance with orders for the upcoming second quarter transitional selling season.

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Mr. Skinner stated, “Our first quarter results were ahead of earlier guidance. Sales from each of Kellwood’s three business segments exceeded expectations resulting in operating earnings before expensing stock options of $16 million which was the upper end of the range previously given. Net earnings and earnings per share were also bolstered by a higher level of interest income. Short-term investment rates have risen and additional investable cash was freed up from the successful restructuring program and continued improvement in the management of working capital.”

By segment, on a continuing and ongoing basis for the first quarter, sales were down $34 million, or 10 percent in Women’s Sportswear to $304 million versus $338 million last year, and down $8 million, or 9 percent in Other Soft Goods to $79 million versus $87 million last year. These year-to-year decreases were partially offset by a $4 million, or 3 percent increase in Men’s Sportswear sales to $133 million versus $129 million last year.

Balance Sheet

Kellwood ended the quarter with considerable liquidity and a strong financial position. Inventory totaled $175 million, or 53 days supply, a reduction of $40 million from $215 million, or 58 days supply at the end of the first quarter of fiscal year 2005. Total debt increased $39 million to $509 million versus $470 million last year due to borrowings by our Asian operations.

Stock Repurchase Program

During the first quarter, the Company repurchased an additional 173,600 shares or $5.0 million, for an average price of $28.83 per share. Kellwood has now repurchased a total of 2.4 million shares for $60.5 million under the current authorization. There remains the lesser of $14.5 million or 351,400 shares that can be repurchased under the original $75 million stock repurchase authorization.

Quarterly Dividend

The Board of Directors declared a regular quarterly dividend of $0.16 per common share, payable June 23, 2006 to shareholders of record June 12, 2006.

Guidance

Mr. Skinner stated, “We are continuing to execute the strategic plan we formulated in June and July of 2005. Kellwood is in the early stages of a turnaround and we are encouraged by the results forecasted for the first half of the year. We continue to focus on revitalizing our legacy women’s sportswear and dress brands like Sag Harbor® and Koret®. At the same time, we are pleased by retailers’ early reactions to the offerings in our newer branded initiatives such as Calvin Klein and XOXO®. We are confident that the actions we have taken will result in year-to-year improvement in results beginning in the second quarter and carrying into the second half of the year.”

Second Quarter

For the second quarter of fiscal 2006, the Company expects net sales of $480 million, as compared to actual sales from ongoing operations of $488 million in the second quarter last year. Increases in sales of Men’s Sportswear and Other Soft Goods are expected to be more than offset by lower sales of Women’s Sportswear.

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Operating earnings (gross profit less SG&A expense before amortization of intangible assets and expensing stock options) from ongoing operations in the second quarter are forecasted to be in the range of $20 million versus $17 million last year. Net earnings from ongoing operations in the second quarter of fiscal 2006 are estimated to be approximately $8.0 million, or $0.30 per diluted share, inclusive of $0.5 million before tax, $0.3 million after tax, or $0.01 per diluted share of stock option expense. This compares to net earnings from ongoing operations of $6.0 million, or $0.22 per share, in the second quarter of fiscal 2005.

Total Year

For the fiscal 2006 year, the Company continues to expect sales to be in the range of $2.0 billion. This compares to actual sales from ongoing operations of $2.065 billion in fiscal 2005.

On an ongoing basis, net earnings for fiscal 2006 are now estimated to be in the range of $45 million to $46 million, flat with fiscal 2005 net earnings from ongoing operations. Also on an ongoing basis, fiscal 2006 diluted earnings per share are now estimated to be approximately $1.75 per diluted share, which compares to actual earnings per diluted share from ongoing operations of $1.68 in fiscal 2005. The increase in net earnings and earnings per share from our earlier guidance of $1.70 per share is due to a higher level of interest income resulting from an increase in investable cash and higher short-term investment rates. The Company continues to forecast operating earnings (gross profit less SG&A expense before amortization of intangible assets and expensing stock options) in the range of $105 million versus $100 million last year. Kellwood’s fiscal 2006 forecast includes $4.3 million before tax, $2.8 million after tax, or $0.11 per diluted share of stock options expense related to the adoption of FAS 123R “Share-Based Payment,” a new accounting pronouncement requiring the expensing of stock-based compensation.

Conference Call Information

The Company will conduct a conference call, tomorrow, Friday, June 2, 2006 at 9:00 a.m. CT. If you wish to participate, you may do so by dialing 888-802-2266. This call will be webcast to the general public and can be accessed via Kellwood’s website at www.kellwood.com.

Kellwood (NYSE:KWD) is a marketer of apparel and consumer soft goods with sales in excess of $2 billion. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. For more information, visit www.kellwood.com.

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: intense competition in the apparel industry on many fronts; failing to continually anticipate fashion trends and consumer tastes; uncertainties regarding consumer confidence and spending patterns; concentration of our customers; consolidation and change in the retail industry; loss of key personnel; impact of the extent of foreign sourcing and manufacturing; continued value of licensed brands; ability to generate sufficient sales to offset the minimum royalty payments we must pay with respect to these products; inability to protect our intellectual property rights; fluctuations in the price, availability and quality of raw materials; reliance on independent manufacturers and availability of suitable acquisition candidates and integrating them into our existing business. These risks are more fully described in the Company's periodic filings with the SEC. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.

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KELLWOOD COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

(Amounts in thousands, except per share data)

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KELLWOOD COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

(Amounts in thousands)

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KELLWOOD COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)

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Use of Non-GAAP Financial Measures

The Company has provided non-GAAP adjusted earnings and earnings per share information for its first and second quarters and full year fiscal 2005 results, its first quarter actual results and second quarter and full year 2006 guidance in this release, in addition to providing financial results in accordance with GAAP. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding items that the Company believes are not indicative of the Company’s core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

First Quarter:

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The following tables summarize net sales, operating earnings, net earnings and diluted earnings per share from Kellwood’s ongoing operations, the non-recurring charges, amortization of intangible assets, stock option expense and repatriation tax benefit included in continuing operations (amounts in thousands). See page ten for footnotes (1) and (2) to the tables.

First Quarter:

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Second Quarter:

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Fiscal Year:

(1) Operating earnings for the operations of ongoing operations is a non-GAAP measure that differs from GAAP operating earnings in that it excludes restructuring, stock option expense and amortization of intangible assets. Operating earnings for the ongoing operations should not be considered as an alternative to GAAP operating earnings. Operating earnings before restructuring, stock option expense and amortization is the primary measure used by management to evaluate the Company’s performance, as well as the performance of the Company’s divisions and segments. Management believes the comparison of operating earnings before restructuring, stock option expense and amortization between periods is useful in showing the interaction of charges in sales, gross profit and selling, general and administrative expenses. Operating earnings before restructuring, stock option expense and amortization may not be comparable to any similarly titled measure used by another company.

(2) Stock option expense and amortization of intangible assets is not included in operating earnings for the ongoing operations; however, it is included in net earnings. See footnote (1) for further discussions of the presentation of operating earnings for the ongoing operations.

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